UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2019

STEALTH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54635	27-2758155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 West Bay Drive, Suite 470

Largo, Florida 33770

(Address of principal executive offices and Zip Code)

(800) 579-0528

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	STTH	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

On July 9, 2019, Stealth Technologies, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to disclose that Timothy Cabrera had resigned from his position as the Chief Financial Officer of the Company effective as of July 5, 2019. At the time of his resignation, Mr. Cabrera served in the position as the Company’s Chief Operating Officer. Mr. Cabrera has never served in the position of Chief Financial Officer.

This form 8-K/A amends the Initial 8-K to provide the correct executive position Mr. Cabrera held at the time of his resignation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Operating Officer

On July 5, 2019, Timothy Cabrera submitted his resignation from his position as Chief Operating Officer with Stealth Technologies, Inc. (the “Company”), to the Company’s Board of Directors (the “Board”), effective immediately (the “COO Resignation”). Mr. Cabrera did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and its shareholders thank Mr. Cabrera for his many contributions. Mr. Cabrera will continue to serve as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEALTH TECHNOLOGIES, INC.

Date: September 16, 2019	By:	/s/ BRIAN McFADDEN
Brian McFadden
President & Chief Executive Officer